UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 23, 2020

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31332	33-0264467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20321 Valencia Circle

Lake Forest, CA 92630

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	LQMT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2020, 20321 Valencia, LLC (“Valencia”), a Delaware limited liability company and wholly owned subsidiary of Liquidmetal Technologies, Inc., entered into a lease agreement (the “Lease Agreement”) pursuant to which Valencia leased to MatterHackers, Inc., a Delaware corporation (“Tenant”), an approximately 32,534 square foot portion of a light industrial and office building owned by Valencia. The lease term is for 5 years and 2 months commencing on March 1, 2020. The base rent payable under the Lease Agreement is $32,534 per month initially and is subject to periodic increases up to a maximum of approximately $54,000 per month. Tenant will pay approximately 79% of common operating expresses. The Lease Agreement has other customary provisions, including provisions relating to default and usage restrictions. The Lease Agreement grants to Tenant a right to extend the lease for one additional 60-month period at market rental value.

The foregoing does not purport to be a complete description of the Lease Agreement and is qualified by reference to the full text of the Lease Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

10.1	Standard Industrial/Commercial Multi-Tenant Lease – Net, dated January 23, 2020, between 20321 Valencia, LLC and MatterHackers, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By: /s/ Bryce Van
Bryce Van,
Vice President- Finance

Date: January 29, 2020